UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022 (November 9, 2022)

IMMUNE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 Aloma Ave., Suite 124, Winter Park, Florida	32792
(Address of principal executive offices)	(Zip Code)

888-391-9355
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this report regarding the appointment of Kelly Wilson as Interim President and Interim Chief Executive Officer of the Company is incorporated by reference herein.

Wilson Consulting Agreement

In connection with Kelly O. Wilson’s appointment as Interim President and Interim Chief Executive Officer, on November 8, 2022, Immune Therapeutics, Inc. (the “Company”) and Ms. Wilson entered into a consulting agreement (the “Wilson Consulting Agreement”).

Pursuant to the Wilson Consulting Agreement, Ms. Wilson agreed to provide a minimum of 40 hours of service to the Company per week as an independent consultant in connection with her duties as the Interim Chief Executive Officer, Interim President, Chief Operating Officer.

Ms. Wilson will be paid an initial fee of $31,500, a monthly fee of $21,000, and a medical insurance stipend of up to $2,800 per month. Ms. Wilson may alternatively elect to receive an amount of restricted shares of the Company’s common stock equal to such cash compensation as valued at the lower of (a) 25% below any current offering price, or the most recent offering price of the common stock, or (b) 50% below the Company’s current common stock value, determined by the average of the previous 30 days’ closing market prices, in lieu of cash compensation. The election to receive shares may be made from 30 days before and up to 60 days after the date that such cash compensation would have been payable to Ms. Wilson.

The initial term of the Wilson Consulting Agreement will be 12 months beginning November 1, 2022 and will renew automatically for up to three additional one-year terms unless notice is given in writing 30 days prior to the end of each term. The Wilson Consulting Agreement may be terminated without cause by either party with 30 days’ written notice. The Wilson Consulting Agreement contains customary non-disclosure and non-disparagement provisions.

Farmer Consulting Agreement

On November 8, 2022, the Company and Glen Farmer, Chief Financial Officer of the Company, entered into a consulting agreement (the “Farmer Consulting Agreement”). Under the Farmer Consulting Agreement, Mr. Farmer agreed to provide a minimum of 20 hours of service to the Company per week as an independent consultant in connection with his duties as the Chief Financial Officer of the Company.

Mr. Farmer will be paid an initial fee of $31,500, a monthly fee of $10,500 and a medical insurance stipend of up to $2,800 per month. Mr. Farmer may alternatively elect to receive an amount of restricted shares of the Company’s common stock equal to such cash compensation as valued at the lower of (a) 25% below any current offering price, or the most recent offering price of the common stock, or (b) 50% below the Company’s current common stock value, determined by the average of the previous 30 days’ closing market prices, in lieu of cash compensation. The election to receive shares may be made from 30 days before and up to 60 days after the date that such cash compensation would have been payable to Mr. Farmer.

The initial term of the Farmer Consulting Agreement will be 12 months beginning November 1, 2022 and will renew automatically for up to three additional one-year terms unless notice is given in writing 30 days prior to the end of each term. The Farmer Consulting Agreement may be terminated without cause by either party with 30 days’ written notice. The Farmer Consulting Agreement contains customary non-disclosure and non-disparagement provisions.

The foregoing description of the Wilson Consulting Agreement and Farmer Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wilson Consulting Agreement and the Farmer Consulting Agreement filed as Exhibit 10.1 and Exhibit 10.2, to this report, respectively, which are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen Wilson as President, Chief Executive Officer, and Director

On November 3, 2022, Stephen Wilson, President, Chief Executive Officer, and a director of the Company, delivered a letter of resignation to the Company, pursuant to which Dr. Wilson resigned from all positions with the Company, effective immediately. As indicated in the letter, Dr. Wilson resigned due to a lack of director and officer liability insurance. A copy of the letter of resignation of Dr. Wilson is attached hereto as Exhibit 17.1.

Resignation of Dr. Clifford Selsky as Director

On November 4, 2022, Dr. Clifford Selsky, a director of the Company, delivered a letter of resignation to the Company, pursuant to which Dr. Selsky resigned from his position with the Company, effective immediately. Dr. Selsky’s resignation was not the result of any material dispute or disagreement with the Company, the Company’s management, or the Company’s Board on any matter relating to the operations, policies or practices of the Company. A copy of the letter of resignation of Dr. Selsky is attached hereto as Exhibit 17.2.

Appointment of Kelly Wilson as Interim President and Interim Chief Executive Officer

On November 3, 2022, the Board of the Company appointed Kelly O. Wilson, the Chief Operating Officer, as Interim President and Interim Chief Executive Officer. Ms. Wilson was elected until her successor is duly elected and qualified. Ms. Wilson, age 52, has served as the Chief Operating Officer of the Company since August 2022. From 2013 to April 2020, Ms. Wilson was the Company’s Chief Technology Officer. From September 2014 to April 2020, Ms. Wilson also served as the Chief Technology and Information Officer of Cytocom Inc., a clinical-stage biopharmaceutical company and former subsidiary of the Company. From August 2016 to August 2019, Ms. Wilson was the Director of Program and Project Management of Cytocom from April 2020-April 2022; during that time Cytocom merged with Cleveland Biolabs Inc. and became Statera Biopharma Inc. (Nasdaq: STAB). From May 2022 to July 2022, Ms. Wilson was the Chief Operating Officer of Biostax, Inc., an immunotherapy startup. Ms. Wilson graduated with honors from the University of Central Florida with a master’s degree in systems design and a bachelor’s degree in English.

As compensation for services to be rendered to the Company by Ms. Wilson, the Board approved the Wilson Consulting Agreement. The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

There are no arrangements or understandings between Ms. Wilson and any other persons pursuant to which she was selected as Interim Chief Executive Officer and Interim President. Ms. Wilson is married to Robert Wilson, a director of the Company. Ms. Wilson is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Wilson Consulting Agreement and Farmer Consulting Agreement is incorporated by reference herein.

Item 8.01	Other Events.

On November 9, 2022, the Company issued a press release announcing the appointment of Kelly O. Wilson as the Company’s Interim Chief Executive Officer and Interim President, Dr. Stephen Wilson’s resignation as the Company’s Chief Executive Officer, President and director, and Dr. Clifford Selsky’s resignation as a director of the Company. A copy of the press release is attached to this report as Exhibit 99.1. The press release furnished in this report as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Consulting Agreement, dated November 1, 2022, between Immune Therapeutics, Inc. and Kelly O. Wilson
10.2	Consulting Agreement, dated November 1, 2022, between Immune Therapeutics, Inc. and Glen Farmer
17.1	Resignation Letter of Dr. Stephen Wilson, dated November 3, 2022
17.2	Resignation Letter of Dr. Clifford Selsky, dated November 4, 2022
99.1	Press release dated November 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2022	IMMUNE THERAPEUTICES, INC.

/s/ Kelly O. Wilson
Name: Kelly O. Wilson
Title: Interim Chief Executive Officer, Interim President, and Chief Operating Officer